Exhibit 10.15

AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Amendment”), dated as of October 28, 2011, is made and entered into by and among GOLDEN PHOENIX MINERALS, INC., a Nevada corporation (“Golden Phoenix”) and PINNACLE MINERALS CORPORATION, a Florida corporation (“Pinnacle”).

Recitals

A.           Golden Phoenix and Pinnacle are parties to that certain Membership Interest Purchase Agreement dated as of March 7, 2011, as subsequently amended and extended (the “Agreement”), pursuant to which the parties agreed upon a transfer of Pinnacle’s membership interest in Molyco, LLC, a Nevada limited liability company (the “Company”) including the Company’s mining assets, properties and interests, to Golden Phoenix for certain consideration as provided for therein.

B.           Golden Phoenix and Pinnacle desire hereby to amend the Agreement as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings given thereto in the Agreement.

2. Agreements and Amendments to the Agreement.

a. The Agreement is hereby amended to the extent necessary to give effect to the provisions of this Amendment and to incorporate the provisions of this Amendment into the Agreement.  The Agreement, together with this Amendment, shall be read together and have effect so far as practicable as though the provisions thereof and the relevant provisions hereof are contained in one document.  To the extent of any inconsistency between this Amendment and the Agreement, this Amendment shall control.

b. The definition of “Outside Closing Date” is revised and hereby extended to October 31, 2011.

c. Section 1.4 is hereby amended to reflect the following payments terms:  (i) a payment in the amount of Fifty Thousand Dollars ($50,000) shall be made on or before the Outside Closing Date in full and final satisfaction of the Initial Payment; and (ii) on or before the Outside Closing Date, Golden Phoenix shall issue two (2) separate non-interest bearing promissory notes to Pinnacle, which notes shall reflect repayment terms as follows:

(A)
Note 1 in the amount of Two Hundred Fifty Thousand Dollars ($250,000) with two (2) monthly payments of $15,000 in each of November 2011 and December 2011; one (1) monthly payment of $30,000 in January 2012; two (2) monthly payments of $20,000 in each of February 2012 and March 2012; and increasing to $30,000 per month thereafter until payment in full, subject to reduction in principal for early repayment as may be mutually agreed upon by the parties, negotiating in good faith; Each monthly payment for Note 1 referenced above shall be made on or before the 15th of each calendar month; and

(B)
Note 2 in the amount of Two Hundred Fifty Thousand Dollars ($250,000), such note to be convertible, and repaid based on conversion into 1,000,000 shares of Golden Phoenix common stock, which conversion right shall vest 12 months from Closing, subject to a first right of refusal of Golden Phoenix to repurchase some or all of the shares at a 1 per share price of $0.25, which repurchase right shall expire on the date that is 24 months from Closing.

(C)
Note 1 and Note 2 (collectively, the “Notes”) shall remove any reference to an “Allowed Delay” as set forth in the Agreement; Note 1 shall incur a late payment penalty of $100 per business day commencing 5 business days after its due date, such late payment penalty to accrue for up to 15 business days, following which, any continued delay in payment may be deemed an event of default, subject to acceleration.

d. Golden Phoenix agrees that until such time as all payment obligations set forth herein are fulfilled, Pinnacle shall have access to all data, reports, maps, and records related to the Ore (as such term is defined in the Company’s Operating Agreement).

e. Golden Phoenix and Pinnacle agree that the amended terms set forth above shall be used and applied in all instances in the Agreement.

3. Miscellaneous Provisions.

a. The Agreement as amended by this Amendment is hereby ratified, approved, confirmed and continued in each and every respect, and the parties hereto agree that the Agreement, as amended, remains in full force and effect in accordance with its terms.  All references to the Agreement in any other document or instrument shall hereafter be deemed to refer to the Agreement as amended hereby.

b. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

c. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

d. This Amendment shall be binding upon and inure to the benefit of Golden Phoenix and Pinnacle, and their respective successors and assigns permitted by the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

GOLDEN PHOENIX MINERALS, INC.

By:
Name:_______________________________
Title:________________________________

PINNACLE MINERALS CORPORAITON

By:
Name:_______________________________
Title:________________________________